March 30, 2011

VIA EDGAR

Securities and Exchange Commission
Division of Investment Management
100 F Street, N.E.
Washington, D.C.  20549-0508

Re:          Excelsior Multi-Strategy Hedge Fund of Funds (TI 2), LLC
Investment Company Act of 1940 File Number: 811-22317

Ladies and Gentlemen:

On behalf of Excelsior Multi-Strategy Hedge Fund of Funds (TI 2), LLC (the "Fund"), we are transmitting for filing with the Securities and Exchange Commission, the Fund's Issuer Tender Offer Statement on Schedule TO.

Please call me at (212) 756-2763 if you have any questions regarding this filing.

Thank you for your assistance regarding this matter.

Very truly yours,

/s/ John G. Jerow
     John G. Jerow

cc:           Marina Belaya